Exhibit 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-68209) and related Prospectus of Big Entertainment, Inc. for the registration of 3,459,223 shares of its common stock and to the incorporation by reference therein of our report dated March 9, 1999, with respect to the financial statements of Hollywood Online Inc., included in its Form 8-K/A dated June 23, 1999 filed with the Securities and Exchange Commission.





Los Angeles, California                                        Ernst & Young LLP
July 28, 1999